                                                                     EXHIBIT 4.8


                     THE EMPLOYMENT TRANSITION BENEFIT PLAN

                                       OF

                           PRIMEX TECHNOLOGIES, INC.



                       ARTICLE I - ESTABLISHMENT OF PLAN
                       ---------------------------------

  1.01  Establishment of Plan and Trust.  Primex Technologies, Inc. (the
        --------------------------------
"Company") hereby establishes a supplemental unemployment benefit plan (the "Plan") for the benefit of employees who may, from time to time, be eligible to
benefit hereunder.   The Plan shall be known as the "Employment Transition
Benefit Plan of Primex Technologies, Inc." The Company has established a trust (the "Trust") for the purposes of funding the Plan, the terms of which are incorporated herein by reference. All contributions made to the Trust by the Company and other Participating Employers shall be held for the benefit of Plan Participants in accordance with the terms of the Plan.

  1.02   Purpose.  The purpose of this Plan is to supplement unemployment
         --------
compensation benefits for employees who may become eligible to receive the benefits of this Plan. This Plan is intended to comply with the requirements of
Section 501(c)(17) and Section 505(b) of the Internal Revenue Code of 1986 (the "Code").

  1.03  Exclusive Benefit.  It shall be impossible, prior to the satisfaction of
        ------------------
all liabilities of the Plan, for any part of income or corpus of the Fund to be used for, or diverted to, purposes other than providing benefits to Plan Participants. The payment of necessary or reasonable expenses in connection with the administration of the Plan shall be considered in furtherance of providing Plan benefits and shall not adversely affect the tax-exempt status of the Plan and Trust. Upon satisfaction of all liabilities of the Plan, any assets remaining may be returned to the Company and other Participating Employers in proportion to their respective contributions to the Fund.

  1.04  Approval by Internal Revenue Service; Deductibility.
        ----------------------------------------------------

 (a) Notwithstanding anything herein to the contrary, if the Internal Revenue Service should determine that the Plan does not qualify as a tax-exempt Plan and Trust under Section 501(c)(17) of the Code, and related regulations, revenue rulings and IRS pronouncements, and such determination is not contested, or if contested, is finally upheld, then the Plan shall be void ab initio and all amounts contributed to the Plan, less expenses or
             ---------
     benefits paid, shall be returned within one year to the Company and/or Participating Employer which made the contribution. The Plan shall then terminate, and the Trustee shall be discharged from all further obligations.

 (b) Contributions to the Trust Fund are conditioned upon their deductibility. To the extent that such deduction is disallowed, the Company may request return of such disallowed contribution within one year following a final determination of disallowance by the Internal Revenue Service or court of competent jurisdiction.

                    ARTICLE II - ELIGIBILITY; PARTICIPATION

  2.01  Eligible and Ineligible Classes.
        --------------------------------

 (a) All Regular Full-time, non-bargaining Employees of the Company and any other Participating Employer shall be eligible to participate in this Plan.

     An "Employee" is any individual whose status would be that of an employee of the Company (or any other Participating Employer) under common law rules applicable in determining the employer-employee relationship. The term "Employee" also includes any individual who qualifies as an employee under the State or Federal unemployment compensation law covering his employment, whether or not the individual qualifies as an employee under common law rules.

     A "Regular, Full-time" Employee is any Employee of Primex Technologies, Inc. who is regularly scheduled to work at least twenty (20) hours per week.

     (b) The following classes of Employees shall be ineligible to participate:

         (i) part-time, seasonal and temporary employees;

        (ii) hourly non-bargained employees of the Company located in St. Marks, Florida and Red Lion, Pennsylvania;

       (iii) employees included in a collective bargaining unit where benefits were the subject of good faith bargaining and with respect to whom an agreement has not been signed covering such employees under this Plan; and

        (iv) employees of certain divisions and business units of the Company for whom the Plan has not been approved by the appropriate Division President.

  2.02   Participation.  Each Regular Full-time Employee, who is not excluded
         --------------
from participation in Section 2.01(b), shall automatically be entitled to participate in this Plan and shall be referred to hereinafter as an "Eligible Employee" or "Participant," provided, however, that no benefits shall be paid hereunder unless the Participant is entitled to State unemployment compensation benefits and unless the Participant's employment has been involuntarily terminated as a result of:

  (a) a reduction in force;

  (b) a plant shutdown, or business closing;

  (c) job elimination or restructuring; or

  (d) other similar causes.

No benefits shall be payable hereunder to employees who are terminated for disciplinary or performance reasons, or for any reason other than those specified in Section 2.02(a)-(d). In addition, no benefits shall be payable under this Plan if an Employee's employment with the Company or other Participating Employer is involuntarily terminated as the result of a sale to another company of a portion of the business or assets of his or her employer and the Employee is offered employment by the purchaser.

  2.03  Determination of Eligibility.  The Plan Administrator shall determine
        -----------------------------
the eligibility of each Employee for participation in the Plan based upon information furnished by the Participating Employer. Such determination shall be conclusive and binding upon all persons. If in any Plan Year any person who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Company for the year has been made, the Company shall make a subsequent contribution with respect to the omitted Participant. If, in any Plan Year any person who should not have been included as a Participant in the Plan is erroneously included, and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made, the Company shall not be entitled to recover the contribution made with respect to the ineligible person. In such event the amount contributed shall be used to provide Participants with the benefits set forth in the Plan.


                             ARTICLE III - BENEFITS
                             ----------------------

  3.01  Qualifying for Benefits.
        -----------------------

 (a) In order to qualify for benefits under this Plan, an Eligible Employee who has been involuntarily separated as provided above must apply for State unemployment benefits when first eligible, and must comply with any rules or regulations concerning the continuance of such unemployment compensation benefits. Eligible Employees will be required (i) to advise the Company periodically of their employment status and continued eligibility for State unemployment compensation benefits and (ii) make good faith efforts to obtain employment. Failure to comply with the requirements of this Plan, or any rules regarding the payment of State unemployment compensation benefits, will result in the immediate cessation of benefits hereunder.

 (b) In order to qualify for supplemental unemployment benefits under this Plan, an Eligible Employee must be eligible to receive State unemployment compensation benefits. Notwithstanding the foregoing, supplemental unemployment benefits may be paid under this Plan to an Eligible Employee who

       (i) has not yet completed a waiting period for State unemployment compensation benefits;

      (ii) has insufficient earnings or "quarters of earnings" to qualify for State unemployment compensation benefits; or

     (iii) has exhausted State unemployment compensation benefits.

  3.02  Amount of Benefits.  A Participant who has qualified for benefits in
        -------------------
accordance with Section 3.01 of the Plan shall receive the following benefits, subject to the limitations specified in Section 3.03:

(a) Basic Benefits.  One Hundred Percent (100%) of Base Weekly Pay (as defined
    ---------------
     in Section 3.02(d) below) for each year, or fraction thereof, of employment with the Company, up to a maximum of thirty (30) weeks of pay, reduced by one hundred percent (100%) of any State or Federal unemployment compensation benefits payable to such Participant.

(b) Extended Benefits. If the Participant remains unemployed after exhausting
    ------------------
     his Basic Benefits, Seventy Five Percent (75%) of Base Weekly Pay (as defined in Section 3.02(d) below), multiplied by one and one-half (1 /2) times each year, or fraction thereof, of employment with the Company, up to a maximum of forty-five (45) weeks of pay, reduced by one hundred percent (100%) of any State or Federal unemployment compensation benefits payable to such Participant.

(c) Minimum Basic Benefit.  A Participant who, as of the date of his termination
    ----------------------
    of service, is credited with fewer than four (4) Years of Service with a Participating Company shall receive the following Minimum Basic Benefit:

          Years of Service                     Minimum Basic Benefit
          ----------------                     ---------------------

          2 or Fewer Years                     2 Weeks of Basic Benefits
          More than 2 but fewer than 4 Yrs.    4 weeks of Basic Benefits

(d) Base Weekly Pay Defined.  Base weekly pay shall mean an Employee's then
    ------------------------
    current basic compensation paid by the Company or other Participating Employer for services rendered, excluding additional compensation such as shift differentials, overtime, bonuses and other extraordinary items of compensation. The Base Weekly Pay for an Employee whose regular salary is stated in terms of months will be equal to the then currently monthly salary divided by 4.33. The Base Weekly Pay for an hourly paid Employee will be equal to the then current hourly rate of pay times the Employee's regularly scheduled number of work hours for a week.

  3.03  Loss of Entitlement to Benefits.  In addition to the limitations set
        --------------------------------
forth in Section 3.02, no benefits shall be payable under this Plan once

  (a) a Participant no longer qualifies for State or Federal unemployment compensation benefits, for reasons other than having exceeded the maximum period of entitlement to unemployment compensation benefits;

  (b) a Participant becomes re-employed;

  (c) a Participant is employed by a division or business unit which is sold and the Participant is offered employment with the successor company, whether or not such offer is accepted; or

  (d) the Plan Administrator in its sole discretion determines that a Participant is not engaged in a good faith effort to obtain other employment.


                      ARTICLE IV - FORM OF BENEFIT PAYMENT

  4.01  Form of Payment.  Benefits will be paid in bi-weekly installments, or in
        ----------------
such other form (excluding lump sums) as may be determined by the Plan Administrator in a uniform and nondiscriminatory manner.


                           ARTICLE V - CONTRIBUTIONS

  5.01  Company Contributions.  The Company shall pay to the Trustee from time
        ---------------------
to time such amounts in cash or property acceptable to the Trustee as the Administrator and the Company shall determine to be necessary to provide the benefits under the Plan as determined by the application of accepted actuarial methods and assumptions on the basis of benefits provided under the Plan, the number, length of service and compensation of Participants, all in accordance with the provisions of Code Sections 419 and 419A. The Company shall be authorized to retain actuaries to make such actuarial determinations from time to time. In establishing the liabilities and contributions under the Plan, any actuary retained by the Plan shall use such methods and assumptions as will reasonably reflect the cost of benefits. The amounts, so contributed, shall be held in trust by the Trustee for the exclusive benefit of Plan Participants. The Trustee shall at all times be independent of the Company or any Participating Employer.

  5.02  Participant Contributions.  No Participant contributions are permitted
        -------------------------
or required to be made to this Plan for the purposes of providing supplemental unemployment benefits hereunder.

  5.03  Actuarial Methods.  The Plan assets are to be valued on the basis of any
        -----------------
reasonable method of valuation that takes into account fair market value pursuant to the regulations prescribed by the Secretary of the Treasury.


                             ARTICLE VI - VALUATION

  6.01  Valuation of the Trust Fund.  The Administrator shall direct the Trustee
        ---------------------------
to determine the net worth of the assets comprising the Trust Fund as of each December 31 (the "Valuation Date") and at such other date or dates deemed necessary by the Administrator. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date prior to taking into consideration any contribution for that Plan year and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Company or the Trust Fund.

  6.02  Method of Valuation.  In determining the fair market value of securities
        -------------------
held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the valuation date. If such securities were not traded on the valuation date or if the exchange in which they are traded was not open for business on the valuation date, then the securities shall be valued at the prices at which they were last traded prior to the valuation date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the valuation date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.


                          ARTICLE VII - ADMINISTRATION

  7.01  Powers and Duties of the Company.
        --------------------------------

 (a) The Company, acting through its Board of Directors or duly authorized Committee, shall be empowered to appoint and remove the Trustee from time to time as it deems necessary for the proper administration of the Plan and to insure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of this Plan, the Code and ERISA.

 (b) The Company or Plan Administrator shall establish a "funding policy and method" to determine the short term needs for liquidity and long term goals of investment growth. Such needs and goals shall be communicated to the Trustee, but such communication shall not constitute a directive to the Trustee as to investment of the Trust funds. Such "funding policy and method" shall be consistent with requirements of Title I of the Act.

 (c) The Company or Plan Administrator may at its discretion appoint an Investment Manager, to manage all or designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager as to the investment of any assets of the Plan managed by the Investment Manager.

 (d) The Company or Plan Administrator shall periodically review the performance of any fiduciary, Investment Manager or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder.

  7.02  Assignment and Designation of Administrative Authority.  The Company
        ------------------------------------------------------
hereby appoints the Employee Benefits and Investment Committee ("EBAIC") as the Administrator of this Plan (the "Plan Administrator" or "Committee"). Any person, including, but not limited to, the directors, shareholders, officers and employees of the Company, shall be eligible to serve on the Committee. Any person so appointed shall signify his acceptance by undertaking the duties assigned. Any member of the Committee may resign by delivering written resignation to the Company. The Company may also remove any member of the Committee by delivery of a written notice of removal, which shall take effect upon delivery or on a date specified. Upon resignation or removal of a Committee member, the Company shall promptly designate in writing such other person or persons as a successor.

  7.03  Allocation and Delegation.  The Committee members may allocate the
        -------------------------
responsibilities among themselves, and shall notify the Company and the Trustee in writing of such action and the responsibilities allocated to each member.

  7.04  Powers, Duties and Responsibilities.  The Plan Administrator shall
        -----------------------------------
administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan as well as consistent with Sections 501(c)(17) and 505 of the Code.

  The Plan Administrator shall:

 (a) determine all questions relating to eligibility of Employees to participate or continue participation;

 (b) compute, certify and direct the Trustee with respect to the amount and kind of benefits to which any Participant shall be entitled hereunder;

 (c) authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

 (d) maintain all necessary records for the administration of the Plan;

 (e) interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

 (f) assist any Participant regarding his rights, benefits or elections available under the Plan;

 (g) communicate to Employees, Participants and their Beneficiaries directly and by a summary plan description outlining the provisions of the Plan.

  7.05  Records and Reports.  The Plan Administrator shall keep a record of all
        -------------------
actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan. The Plan Administrator shall file and distribute all reports that may be required by the Internal Revenue Service, Department of Labor or others, as required by law.

  7.06  Appointment of Advisors.  The Plan Administrator may appoint
        -----------------------
accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

  7.07  Payment of Expenses.  All expenses of Plan administration may be paid
        -------------------
out of the Trust Fund unless paid by the Company. Such expenses may include fees of accountants, actuaries, counsel or consultants, and other costs of administering the Plan.

  7.08  Majority Actions.  The Committee shall act by a majority of their
        ----------------
numbers, but may authorize one or more of them to sign all papers on their behalf.

  7.09  Indemnification of Members.  The Company shall indemnify and hold
        --------------------------
harmless any member of the Committee from any liability incurred in his or her capacity as such for acts which he or she undertakes in good faith as a member of such Committee.


                        ARTICLE VIII - CLAIM PROCEDURES
                        -------------------------------

  8.01  Reviewing Denied Claims.  Participants who are terminated for the
        ------------------------
reasons set forth in Section 2.02(a)-(d) of the Plan will be deemed to have made a claim for benefits and no written claim will be required. If the Plan Administrator believes that a terminated Participant is not entitled to benefits, it shall notify the Participant in writing of the denial of benefits within 90 days of the Participant's termination of service, but this period may be extended by the Plan Administrator for up to an additional 90 days in special circumstances. If such an extension of time is required, the Participant shall be notified prior to the end of the original 90-day period. The notice denying benefits shall (a) set forth the specific reason or reasons for the denial, making reference to the provisions of the Plan or Plan documents on which the denial is based, and (b) inform the Participant of his right pursuant to this
Article VIII to request review of the decision by the Plan Administrator. If a Participant does not receive benefits within 90 days of his termination of employment, he should assume that benefits are being denied and may request a written denial.

  Any Participant who believes that he has improperly been denied benefits may appeal the denial to the Plan Administrator by submitting a written request for review to the Plan Administrator within 60 days after the date on which such denial is received. Such period may be extended by the Plan Administrator for good cause. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the appeal. The Plan Administrator shall decide whether or not to approve payment of benefits within 60 days after receipt of the request for review, but this period may be extended by the Plan Administrator up to an additional 60 days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the appellant prior to the commencement of the extension. The Plan Administrator's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or Plan documents on which the decision is based.


                ARTICLE IX - AMENDMENT, TERMINATION AND MERGERS

  9.01  Amendment.  The Company may amend the Plan at any time, in whole or in
        ---------
part, by action of its Board of Directors or any duly authorized committee or officer. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as may be required to pay taxes and administration expenses), to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries.

  9.02  Termination.  The Company may terminate the Plan at any time by
        -----------
resolution of its Board of Directors or any duly authorized committee or officer. Upon such termination of the Plan, the Company may direct either:

 (a) complete distribution of the assets in the Trust Fund to the Participants or their Beneficiaries as soon as the Trustee deems it to be in the best interest of the Participants or their Beneficiaries, which distribution shall be made on the basis of objective and reasonable standards which do not result in unequal payments to similarly situated members or their Beneficiaries or in disproportionate payments to Highly Compensated Employees (determined under Code Section 414(q)) of an Employer contributing to or otherwise funding this Plan; or

 (b) that any assets remaining in the Plan after the satisfaction of all liabilities to the existing Participants or their Beneficiaries be returned to the Company.


                      ARTICLE X - PARTICIPATING EMPLOYERS

  10.01  Adoption by Other Entities.  Any affiliate of the Company, with the
         --------------------------
consent of the Board of Directors of the Company or its duly authorized Committee, may adopt this Plan and all of the provisions hereof and participate herein and be known as a Participating Employer by properly executing a document evidencing its intent and the authorization of its Board of Directors (or such other appropriate governing body).

  10.02  Requirements of Participating Employers.  Each Participating Employer
         ---------------------------------------
shall be required to use the same Trustee and Trust as provided in this Plan. The Trustee shall be authorized to create sub-trusts to separately account for contributions made by Participating Employers as well as all increments thereof, but shall not be required to separately invest or segregate such contributions. Any expenses of the Trust which are to be paid by the Company or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of Participants employed by such Employer bears to the total standing to the credit of all Participants.

  10.03  Designation of Agent.  Each Participating Employer shall be deemed to
         --------------------
be part of this Plan; provided, however, that each Participating Employer shall be deemed to have designated irrevocably the Company as its agent for all purposes (including Plan amendment). Unless the context of the Plan clearly indicates the contrary, the word "Company" shall be deemed to mean and include each Participating Employer as related to its adoption of the Plan.

  10.04  Participating Employer's Contribution and Separate Accounts.  All
         -----------------------------------------------------------
contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately on the basis of the cost of the benefits provided to the Participants employed by such Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries, subject to all of the terms and conditions of this Plan. The Trustee and Administrator shall keep separate accounting of the contributions of each Participating Employer hereunder and as to the accounts and credits of such Participant.

  10.05  Discontinuance of Participation.  Any Participating Employer shall be
         -------------------------------
permitted to discontinue its participation in the Plan. At the time of such discontinuance, satisfactory evidence thereof shall be delivered to the Trustee by the discontinuing Participating Employer. In the event that the discontinuing Participating Employer had established a new separate Plan for its Employees, the Trustee shall transfer, deliver and assign contracts or other Trust Funds allocable to such Participating Employer to such new Trustee as has been designated by such participating Employer. If no successor is designated, the Trustee shall retain such assets for the Participants of said Participating Employer pursuant to the provisions of the Trust Agreement.


                           ARTICLE XI - MISCELLANEOUS

  11.01  Gender and Number.  Whenever any words are used herein in the
         -----------------
masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where such would apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in another form in all cases where they would so apply.

  11.02  Action by the Company.  Whenever the Company under the terms of this
         ---------------------
Plan is permitted or required to do or perform any act or thing, it shall be done and performed by an officer or committee duly authorized by the Board of Directors of the Company.

  11.03  Headings.  The headings and subheadings of this Plan have been inserted
         --------
for convenience of reference only and shall not be used in the construction of any of the provisions hereof.

  11.04  Uniformity and Non Discrimination.  All provisions of this Plan shall
         ---------------------------------
be interpreted and applied in a uniform nondiscriminatory manner.

  11.05  Anti-alienation Provisions.  Except as may be required to comply with a
         --------------------------
qualified domestic relations order in accordance with Code Section 414(p), any benefit that may be or become payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefits shall be void; and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

  If any person entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit, such benefit shall, in the sole discretion of the Company, cease and terminate, and in that event the Company shall cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his Spouse, children, or other dependents, or all or any of them, in such manner and in such proportion as the Plan Administrator shall determine proper.

  11.06  Effective Date of Plan.  This Plan shall be effective as of January 1,
         ----------------------
1998, unless a later effective date is specified by a Participating Employer with respect to its Employees.

  11.07  Plan Year.  The Plan Year of this Plan shall be a twelve-month period
         ---------
ending December 31.

  11.08  Governing Law.  To the extent that state law has not been preempted by
         -------------
the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, this Plan shall be construed under the laws of the State of Connecticut.

  11.09  Employment Rights.  Nothing in this Plan shall confer any right upon
         -----------------
any Employee to be retained in the service of the Company or any of its affiliates.

  11.10  Incompetency.  In the event that the Plan Administrator determines that
         ------------
a Participant is unable to care for his affairs because of illness or accident or any other reason, any amounts payable under this Plan may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Plan Administrator to the spouse, child, parent or other blood relative or to any other person deemed by the Plan Administrator to have incurred expenses for such Participant, and such payment so made shall be a complete discharge of the liabilities of the Plan therefor.



Dated:                          PRIMEX TECHNOLOGIES, INC.



                                By: /s/ J. C. Picker
                                --------------------

                                Its Vice President of Human Resources
                                    ---------------------------------
                                         and Administration
                                         ------------------